                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(a) of the Securities Exchange Act of 1934


Date of Report: May 16, 2002
               -------------


                          DALECO RESOURCES CORPORATION
              ----------------------------------------------------
              (Exact name of registration as specified in Charter)


         Nevada                        0-12214                 23-2860739
----------------------------    ----------------------    ----------------------
(State or other jurisdiction     (Commission File No.)        (IRS Employee
of Incorporation)                                          Identification No.)

            120 North Church Street, West Chester, Pennsylvania 19380
            ---------------------------------------------------------
                    (Address of principal executive officer)

Registrant's telephone number, including area code: 610-429-0181
                                                   --------------------


         ---------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 7. Financial Statements and Exhibits


Exhibit 16.
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         Press Release dated, issued, released and published on May 16, 2002, regarding clarification of inconsistencies in the Issuer's Definitive Proxy Materials sent to all shareholders of Record on or about February 5, 2002 regarding the number of the authorized number of shares of preferred stock and the number of shares of preferred stock to be authorized by the Articles of Incorporation of Daleco Resources Corporation of Nevada.


                                             Daleco Resources Corporation
                                       -----------------------------------------
                                                     (Registrant)


Date:  May 16, 2002
                                               /s/ Gary J. Novinskie
                                       -----------------------------------------
                                            Gary J. Novinskie, President


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News Update

RELEASE DATE:      May 16, 2002                              CONTACT:
                                                Dov Amir            310-282-9999
                                                Gary J. Novinskie   610-429-0181


DALECO RESOURCES CLARIFIES FILING


West Chester, PA, May 15. 2002 --- Daleco Resources Corporation (OTC.BB: DLOV)

Dov Amir, Chairman of Daleco Resources Corporation, announced today that the Company has completed its corporate relocation to Nevada from Delaware through the merger with Daleco Resources Corporation of Nevada ("New Daleco"). Copies of the Merger Agreement and Articles of Incorporation of New Daleco were filed with the Securities and Exchange Commission using Form 8-K on April 11, 2002.

Mr. Amir noted that the Proxy Materials sent to each shareholder of record for the Company's annual meeting on February 28, 2002 contained typographical errors in discussing the number of authorized shares of Preferred Stock of Daleco Resources Corporation of Delaware ("Old Daleco"). In its discussion on the increase in the authorized number of shares of common stock of Old Daleco, the number of authorized shares of preferred stock was correctly stated as 10,000,000 shares. The Agreement and Plan of Reorganization ("Merger Agreement") attached to the Proxy Statement, however, incorrectly stated in the Recitals section the number of authorized preferred shares of Old Daleco as 20,000,000. The Merger Agreement further provided in the Recital Section and Paragraph 6.1.5 that the number of authorized Preferred Shares of New Daleco was 20,000,000. Attached at Appendix D to the Proxy Statement was the proposed Articles of Incorporation of New Daleco which showed the authorized shares of Preferred Stock as 10,000,000 shares. The Proxy materials further abated that the Articles of Incorporation of New Daleco would be substantially the same as Old Daleco.

The actual articles of New Daleco filed with the SEC on Form 8-K on April 11, 2002 and as filed with the Secretary of State of Nevada on March 12, 2002, authorize the issuance of 20,000,000 shares of preferred shares. The Company's Annual Report submitted to each shareholder properly reflected the authorized number of Preferred Shares of Old Daleco as 10,000,000.


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Due to the potential confusion on this matter, the Company felt required to disclose this information to its shareholders. Any shareholder requesting that the Articles of Incorporation of New Daleco be amended to reflect only 10,000,000 shares of preferred shares should advise the Company on or before September 1, 2002 and such a request will be incorporated into the Company' Proxy Statement for its Annual Meeting following the close of its 2002 fiscal year.

There are presently, 8,000 shares of Series A Preferred Shares and 377,500 shares of Series B Preferred Shares issued and outstanding.

Daleco Resources Corporation is an international asset and technology aggregation and monetization company with operating subsidiaries active in oil and gas, timber, minerals, and technology.

Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product price volatility, product demand, market competition, risk inherent in the Company's domestic and international operations, imprecision in estimating product reserves and the Company's ability to replace and expand its holdings.